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EXHIBIT 23

Analysis, Research & Planning Corporation's Consent

Union Carbide Corporation:

Analysis, Research & Planning Corporation ("ARPC") hereby consents to the use of ARPC's name and the reference to ARPC's reports dated January 9, 2003 and January 26, 2004 appearing in this Quarterly Report on Form 10-Q of Union Carbide Corporation for the quarter ended September 30, 2004.

/s/ B. THOMAS FLORENCE B. Thomas Florence President Analysis, Research & Planning Corporation October 27, 2004

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  EXHIBIT 23
Analysis, Research & Planning Corporation's Consent